Exhibit 99.2

Dr. David Platt Gratified with Arbitrator’s Decision: Continues to Control

Prosecution of Modified Pectin Patent Applications

Patent Applications Relate to GCS-100, GlycoGenesys’ Core Technology

Decision Has No Bearing on Dr. Platt’s Lawsuit Against GlycoGenesys

or Their Counterclaims Against Dr. Platt & Pro-Pharmaceuticals

Newton, MA, November 12, 2004 – David Platt, Ph.D., CEO & President of Pro-Pharmaceuticals, Inc. (Amex: PRW), today said he was gratified by the Arbitrator’s decision to allow him to continue to control the prosecution of his patent applications that relate to the modified pectin technology that he developed and licensed to GlycoGenesys, Inc. (Nasdaq: GLGS) in 1994.

The Arbitrator ruled that Dr. Platt will continue to retain the power of attorney to control prosecution of his U.S. Patent Application Number 08/024,487 (“487”), as well as his related U.S. Patent Application Number 08/819,356 (“356”) and that both parties, Dr. Platt & GlycoGenesys, continue to be bound by the terms of their 1994 License Agreement. The Arbitrator suggested, but not ordered, that so long as the License Agreement is in effect, Dr. Platt’s counsel keep GlycoGenesys’ counsel informed of any significant development or occurrence in the prosecution of those Patent Applications.

In 1994, Dr. Platt exclusively licensed certain inventions, and granted the licensee, GlycoGenesys, power of attorney to prosecute patent applications covered by the license, including Dr. Platt’s ‘487 Patent Application. The License Agreement relates to GlycoGenesys’ GCS-100, a modified pectin material-based drug previously known as GBC-590. Dr. Platt developed this modified pectin-based technology prior to founding GlycoGenesys in 1993.

In December 2003, Dr. Platt revoked GlycoGenesys’ power of attorney to prosecute the licensed patent applications because, among other things, he believed GlycoGenesys had a conflict of interest insofar as GlycoGenesys had in 2001, after Dr. Platt left GlycoGenesys, “licensed in” from Wayne State University a patent issued to Dr. Avraham Raz.

GlycoGenesys formally initiated an arbitration proceeding in early 2004, pursuant to provisions in the License Agreement, and sought preliminary injunctive relief in Massachusetts Superior Court (twice) and before an Arbitrator (once) in order to require Dr. Platt to restore the patent prosecution power to GlycoGenesys. GlycoGenesys has not succeeded in its three attempts and the power of attorney to prosecute his ‘487 & ‘356 Patent Applications remain with Dr. Platt.

In February 2004, Dr. Platt notified GlycoGenesys of his intention to terminate their License Agreement. Specifically, Dr. Platt asserted as grounds for his intention to terminate the License Agreement by its: (1) failure to recuse itself from representation of the ‘487 Patent Application in the potential interference proceeding with the U.S. Patent Number 5,834,442 (“442”) Patent from Wayne State University despite GlycoGenesys’ obvious conflict of interest; (2) GlycoGenesys’ failure to prosecute diligently the ‘487 Patent Application by failing to take steps to provoke an interference proceeding to establish the priority of the ‘487 Patent Application over the ‘442 Patent; and (3) GlycoGenesys’ licensing of the ‘442 Patent from Wayne State

University with knowledge of the Patent’s questionable validity, fully acknowledged by GlycoGenesys in the Wayne State License Agreement itself. In response, GlycoGenesys denied that it had breached the License Agreement and continued to refuse to recuse itself from prosecution of the ‘487 Patent Application.

During the period from late 2003 to 2004, Dr. Platt was notified that patents for his modified pectin material have been granted in the European Union, Canada, Australia and New Zealand. Dr. Platt also received notice during the same timeframe that GlycoGenesys had abandoned foreign counterparts to his U.S. Patent Application ‘356 in Europe, Canada, Brazil, Israel, Japan and China. Dr. Platt stepped in to continue the prosecution of the foreign counterpart patent applications that GlycoGenesys abandoned. Dr. Platt’s ‘356 Patent Applications in the U.S. and other international countries are currently pending.

Dr. Platt was Chairman and CEO of GlycoGenesys until May 2000. He founded Pro-Pharmaceuticals in July 2000. Pro-Pharmaceuticals has developed patented technology involving carbohydrate compounds as a targeting mechanism intended to upgrade the safety and efficacy of FDA-approved anti-cancer agents.

Lawsuit Status

In a lawsuit filed in January 2004, Dr. Platt seeks damages from GlycoGenesys for breach of his June 2000 Separation Agreement for, among other things, failure to pay him his two-year severance (payments stopped in January 2001), breach of fiduciary duty for failing to release the transfer restriction on his GlycoGenesys stock and unfair trade practices. In his lawsuit, Dr. Platt alleges that GlycoGenesys, among other things, breached his separation agreement, which terminated in June 2002. Dr. Platt seeks monetary damages and other relief.

GlycoGenesys’ counterclaims against Dr. Platt and Pro-Pharmaceuticals include among other things, breach of contract, tortious interference with the separation agreement, misappropriation of proprietary rights, unfair trade practices, and false statements for which GlycoGenesys seeks damages and injunctive relief.

Dr. Platt and Pro-Pharmaceuticals believe these counterclaims are without merit and will contest them vigorously. This litigation is in early stages of discovery.

What is the difference between Pro-Pharmaceuticals’ DAVANAT® technology and GlycoGenesys’ modified pectin-based drug GCS-100?

Pro-Pharmaceuticals’ lead compound, DAVANAT®, is a target delivery system that enables the delivery of chemotherapy drugs to cancer cells and is not an Active Pharmaceutical Ingredient (API). GlycoGenesys’ lead drug GCS-100 is an API. Consequently, DAVANAT® and GCS-100 are two distinctly different therapeutical entities. They differ in chemistry and biological activity, as well as therapeutical classes.

The inventions developed by Dr. Platt, the modified pectin material described in the ‘487 Patent Application and licensed to GlycoGenesys, and the galactomannan described in U.S. Patent Number 6,645,946 (“946”), the DAVANAT® compound assigned to Pro-Pharmaceuticals, are substantially different, particularly in light of Dr. Anatole Klyosov’s substantial contribution to the invention embodied in the ‘946 Patent. Dr. Klyosov is a co-founder and Consulting Chief Scientist of Pro-Pharmaceuticals as well as an inventor of DAVANAT®, the subject of the ‘946 Patent.

DAVANAT® is one of the galactomannans studied by Dr. Klyosov and his colleagues since 1982 at the Russian Academy of Sciences and developed by Drs. Klyosov & Platt in 2001 as a pharmaceutical vehicle to reduce chemotherapeutic side effects. These innovations in drug targeting were disclosed in the ‘946 Patent, filed in March 2001, and assigned by the U.S. Patent & Trademark Office to Pro-Pharmaceuticals in November 2003.

Of note, GlycoGenesys’ Chief Financial Officer and Vice President of Business Development presented a corporate update at the Rodman & Renshaw Global Healthcare Conference “Techvest” held in London in May 2004. In their presentation, the “Competitive Landscape” slide listed seven companies that GlycoGenesys believes have competitive products. That list of competitors did not include Pro-Pharmaceuticals or its DAVANAT® technology.

FORWARD LOOKING STATEMENTS: Any statements in this press release about future expectations, plans and prospects for the Company, including without limitation statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements as defined in the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Because of uncertainties and risks facing the Company, many of which are outside of the Company’s control, future events could cause actual results to differ materially from those indicated by such statements. More information about those risks and uncertainties is contained and discussed in the “Management Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s most recent quarterly or annual report and in the Company’s other reports filed with the Securities and Exchange Commission. The forward-looking statements herein represent the Company’s views as of the date of this press release and should not be relied upon to represent the Company’s views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company’s views to change, the Company disclaims any obligation to update such forward-looking statements.

Contact: Pro-Pharmaceuticals, Inc., Anthony D. Squeglia: 617.559.0033; squeglia@pro-pharmaceuticals.com.

DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals. Glyco-Upgrade is a trademark of Pro-Pharmaceuticals.